EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Carriage Services, Inc.:

We consent to the incorporation by reference in the previously filed registration statements (No. 333-11435, 333-49053, and 333-62593) on Form S-8 and in the registration statement (No. 333-71902) on Form S-3 of Carriage Services, Inc. (the Company) of our reports dated February 24, 2005, with respect to the consolidated balance sheets of the Company as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows, and the related financial statement schedule for the years ended December 31, 2004, 2003 and 2002, which reports appear in the December 31, 2004, annual report on Form 10-K of the Company. Our report refers to a change in the method of accounting for goodwill and other intangible assets in 2002, a change in the method of accounting for asset impairments and discontinued operations in 2002, and a change in the method of accounting for preneed funeral contracts secured by life insurance contracts in 2004.

KPMG LLP

Houston, Texas

March 29, 2005